citimortgage
                                                      CitiMortgage, Inc.
                                                      Capital Markets
                                                      1000 Technology Drive
                                                      O'Fallon, MO 63368-2240

                                                      www.citimortgage.com



                   1123 - Servicer Compliance Statement

                          2006 Transactions



I, Herb Gover, Executive Vice President North American Consumer Asset Operations, certify that:


(a) A review of CitiMortgage, Inc. (the "Servicer") activities during the 12 month period ending December 31, 2006 ("Reporting Period") and of its performance under the applicable servicing agreement as identified on Schedule A has been made under my supervision.

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

February 27, 2007

By:  /s/ Herb Gover
   ---------------------------------
Name: Herb Gover
Title: Executive Vice President, North American Consumer Asset Operations









Schedule A

1123 - 2006 SEC Listed transactions
Security                   Investor Code    Primary   Master    Trust
                                            Servicer  Servicer  Administrator

Bayview 2006-A                  9059           X
Bayview 2006-B                  9075           X
CMALT 2006-Al                9137-9142         X                      X
CMALT 2006-A2                9151-9154         X                      X
CMALT 2006-A3                9171-9176         X                      X
CMALT 2006-A4                9177-9182         X                      X
CMALT 2006-A5                9183-9190         X                      X
CMALT 2006-A6                9202-9206         X                      X
CMALT 2006-A7                9215-9220         X                      X
CMLTI 2006-4                                              X           X
CMLTI 2006-AR1                                            X           X
CMLTI 2006-AR2                                            X           X
CMLTI2006-AR3                9063-1            X          X           X
CMLTI2006-AR5                  9063            X          X           X
CMLTI2006-AR6                  9063            X          X           X
CMLTI2006-AR7                  9063            X          X           X
CMLTI2006-AR8                  9063            X          X           X
CMLTI 2006-AR9                                            X           X
CMSI 2006-01                 9127-9136         X                      X
CMS 2006-02                  9143-9150         X                      X
CMSI 2006-03                 9155-9162         X                      X
CMSI2006-04                  9163-9170         X                      X
CMSI 2006-05                 9191-9197         X                      X
CMSI 2006-06                 9198-9201         X                      X
CMSI 2006-07                 9207-9214         X                      X
CRMSI2006-1                      60010         X                      X
CRMS12006-2                      60020         X                      X
CRMSI 2006-3                     60030         X                      X
CS ARMT 2006-3                 9067-1          X
LMT 2006-2                     9060-1          X
MLMI2006-A2                     9065           X
MLMI2006-A4                    9066-1          X
MLMI2006-AF1                    9071           X
MLMI2006-AF2                    9072           X
SLC Student Loan Trust 2006-1                                         X
SLC Student Loan Trust 2006-2                                         X
SLC Student Loan Trust 2006-A                                         X
WMALT 2006-06                  7589-1          X
BANC OF AMERICA FUNDING 2006-6 TRUST                       X
BANC OF AMERICA FUNDING 2006-5 TRUST                       X
HSI ASSET CORPORATION TRUST 2006-HE2                       X
HSI ASSET LOAN OBLIGATION TRUST 2006-2                     X